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                               EXHIBIT A (10) (a)

                        Application Form (revised 4/91)
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[SAFECO LOGO]         LIFE APPLICATION           SAFECO LIFE INSURANCE COMPANY
                      PART I                     P.O. BOX 84068
                                                 SEATTLE, WASHINGTON 98124-8468
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1.  Name and address of proposed insured (please print)
Name:
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Street:
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City:                                     State:            Zip:
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Soc. Sec. No.:                        Driver's License No.:

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2.  Occupation:
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3.  a. Plan:                                              Amount $
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b. Universal Life: Death Benefit Opt.                         (Level or Incr.?)
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   Planned Premium $                  Add'l Initial Pmt.? $
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c. Policy Rider(s): On Primary Insured - Amt $
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   On Other Insured(s)? Yes     No     How Many?
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           (Complete Life Application Part I for each Other Insured)
d. Additional Benefits:
   [ ] ADB $               [ ] GIO $                  [ ] Other
             -------------           ----------------           ---------------
   Waiver of: [ ] target premium    [ ] monthly ded. (U-Life only)
              [ ] premium (Term, Whole Life)
   [ ] ICB $                                 (Use Part III Application for ICB)
             --------------------------------
e. Premium Mode: [ ] Annual   [ ] Semi A.     [ ] Qtr.     [ ] Mo.     [ ] L-M
   [ ] Other                             [ ] Automatic prem. Loan if available
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Min. Premium $25.00 all modes (L-M Min. $10.00 available when plan allows)
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4.  P C Beneficiary   (P-Primary, C-Contingent Beneficiary)
   [ ] [ ]
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           First              Middle               Last            Relationship
   [ ] [ ]
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           First              Middle               Last            Relationship
   [ ] [ ] and any living children born of this marriage or legally adopted to share equally.
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5.  Applicant if other than proposed insured (please print):

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                              (Applicant is owner)
    Owner's Soc. Sec. or Tax I.D. No.               -        -
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6.  Other life insurance in force and currently applied for:
                                                           (check if none): [ ]
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                                  Year      Acc. Death
COMPANY              Amount      Issued   Benefit Amount   Examined for Policy?
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                                                             [ ] Yes   [ ] No
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                                                             [ ] Yes   [ ] No
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                                                             [ ] Yes   [ ] No
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7.  General Information - Has the proposed insured:                   Yes   No
a.  Had any application for insurance or reinstatement postponed,
    declined, or special rated?.....................................  [ ]   [ ]
b.  Any insurance or annuity policy which this coverage will
    replace?........................................................  [ ]   [ ]
    If "yes" answer to questions a & b above, show reasons,
    company name and policy no. in Sec. 13.
c.  Had any motor vehicle license suspension, revocation,
    restriction or warning letter?..................................  [ ]   [ ]
d.  Within past 2 years engaged in aviation activities as pilot or
    crew member?....................................................  [ ]   [ ]
    If "yes" show total hours, hours in past years, hours 1 to 2 years ago, hours contemplated next year, type of aircraft and license in Sec. 13.
e.  Within the past 2 years engaged in scuba diving, parachuting,
    hang gliding or racing of any motor driven vehicle or craft?....  [ ]   [ ]
f.  Any plans to live outside the U.S. or Canada?...................  [ ]   [ ]
g.  Used tobacco in any form in the past 12 months?.................  [ ]   [ ]
    Cigarettes:         Packs daily.               Other:
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                  Date of Birth                  Height    Weight
     State of    ----------------   Age Last   ------------------   Weight Loss
Sex   Birth      Month  Day  Year   Birthday   Feet Inches   Lbs.    Past Year
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Family History      Age if Living           Cause of Death         Age at Death
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Father
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Mother
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Brothers/Sisters
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8.  Name and address of proposed insured's physician:
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                                                           ZIP
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   Date last consulted:                                   Why?
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   Result:                                           (Write details in Sec. 13)
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9.  Has proposed insured ever had or been treated or diagnosed for, any
    disorder, disease, or persistent discomfort of:                  Yes    No
a.  Respiratory system (lungs, bronchi, trachea, etc.) such as T.B.,
    asthma, emphysema, bronchitis?.................................. [ ]   [ ]
b.  Circulatory system (heart, blood, arteries, etc.) such as chest
    pain, high blood pressure, heart attack, murmur?................ [ ]   [ ]
c.  Digestive system (esophagus, stomach, intestines, liver, etc.)
    such as ulcer, cirrhosis, bleeding?............................. [ ]   [ ]
d.  Nervous system (brain, nerves, etc.) such as paralysis,
    fainting, convulsions, stroke or other mental or nervous
    disorders such as depression or suicide attempt?................ [ ]   [ ]
e.  Genitourinary system (kidney, bladder, reproductive organs,
    etc.) such as infection, bleeding, male or female disorders?.... [ ]   [ ]
f.  Musculoskeletal system (muscles, spine, bones, joints, etc.)
    such as arthritis, back problems?............................... [ ]   [ ]
g.  Eyes, ears, or skin?............................................ [ ]   [ ]
h.  Growth or cancer, venereal disease or diabetes?................. [ ]   [ ]
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10. Within the past 10 years has the proposed insured been treated or diagnosed for:
a.  Glandular disease or disorder (thyroid, adrenal, lymph glands,
    etc.) such as abnormal growth or function?...................... [ ]   [ ]
b.  HIV disease including Acquired Immune Deficiency Syndrome
    (AIDS), AIDS Related Complex (ARC), or tested positive for
    antibodies to the AIDS virus (HIV)?............................. [ ]   [ ]
c.  Or sought treatment or professional advice or participated in
    Alcoholics Anonymous, because of the use of alcohol or drugs?... [ ]   [ ]
d.  Or had any other impairment, sickness or diagnostic procedures
    such as X-ray, EKG, laboratory tests?........................... [ ]   [ ]
e.  Or been hospitalized or had surgery performed, advised or
    contemplated?................................................... [ ]   [ ]
f.  Or been on prescribed diet or medication?....................... [ ]   [ ]
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[arrow symbol] Before collecting premium these TEMPORARY LIFE INSURANCE
               QUESTIONS must be answered. If either question is answered "yes" or left blank, do not collect premium, no coverage will take effect and no agent of SAFECO is authorized to accept payment.

               Temporary Insurance Agreement on applicant's copy.
11. Has the person listed above as proposed insured:                 Yes    No
a.  Within the past 90 days, been admitted to a hospital or other medical facility, been advised to be admitted, or had surgery
    performed or recommended?....................................... [ ]   [ ]
b.  Within the past 2 years, been treated for heart disorder, stroke, cancer, AIDS or had such treatment recommended by a
    physician or other medical practitioner?........................ [ ]   [ ]
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12. [ ] First Premium Paid with Application $                           [ ] COD
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                     MAKE ALL CHECKS PAYABLE TO SAFECO LIFE
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13. DETAILS OF "YES" ANSWERS IN QUESTIONS 7-11   Include, when appropriate,
    onset and recovery dates, any residuals, and names and addresses of doctors and hospitals.
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Question #
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Remarks:
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  I represent that the statements and answers recorded on this application are true and complete to the best of my knowledge and belief, and agree that they shall form a part of any insurance policy issued hereon. I AGREE THAT IF AMOUNT PAID WITH APPLICATION DOES NOT EQUAL THE FULL FIRST PREMIUM, SAFECO LIFE SHALL INCUR LIABILITY ONLY IF A POLICY HAS BEEN DELIVERED AND THE FULL FIRST PREMIUM FOR THE INSURANCE APPLIED FOR HAS BEEN PAID WHILE THE APPLICANT OR INSURED HAS NO KNOWLEDGE THAT ANY ANSWERS TO THE ABOVE QUESTIONS HAS CHANGED. I have read and understand the Notice of Insurance Information Practices and, if
applicable, the Temporary Life Insurance Agreement on the reverse side.
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                AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION
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  I authorize any physician, medical practitioner, hospital, medical clinic, other provider of health care, any insurance company, any consumer reporting agency or employer, or the MIB, Inc. to disclose to SAFECO Life Insurance Company or its authorized medical, underwriting and claims representatives all information and records relating to diagnosis, treatment, medical history, physical and mental condition and evaluation, including information about drugs, alcoholism, or mental illness, or any other information relating to me or my dependent children.
  SAFECO may use that information now or in the future to underwrite my insurance application, or to reinstate, renew, continue, or pay claims on any issued policy. This authorization is valid for 30 months from this date. I understand that SAFECO will not release information obtained except to its reinsurer(s), the MIB and other persons or organizations performing business or legal services concerning my application or policy, or as may be legally required, or as I may further authorize. Information obtained from the MIB will not be released except as may be required by law. A photocopy of this authorization is as valid as the original. I understand that I have a right to receive a copy of this authorization and acknowledge its receipt.
  With regard to any investigative consumer report on me, please contact me at
home between the hours of          and            M. or at work between the
hours of          and          M. My phone number is, home: (area code) (   )
                  ; work: (area code) (   )               .
  I, the Owner, certify under the penalties of perjury that (1) the number shown in Item 1 or 5 is my correct taxpayer identification number, and (2) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup holding. (If subject to backup withholding, line through information listed in (2) above.)

Signed this                     ,         at             State of
           ------ --------------  ------     -----------          -------------
            day       month        year
PLEASE COMPLETE ATTACHED AGENT'S STATEMENT

X
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 Signature of Agent

X
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 Signature of Proposed Insured (Age 15 or older - 16 in California)

X
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 Signature of Applicant/Owner *If other than the Proposed Insured

*If applicant is corporation or partnership, a corporate officer or partner other than proposed insured must sign and state title.

LUC-10 R2 4/91 (R) Registered trademark of SAFECO Corporation.